                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                         EASTERN UTILITIES ASSOCIATES
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                         EASTERN UTILITIES ASSOCIATES
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                [LETTERHEAD OF EASTERN UTILITIES APPEARS HERE]



                                                                  March 27, 1995


To Our Shareholders:



     We extend our personal invitation to join us at the Annual Meeting of Shareholders on May 15, 1995.

     The formal Notice of Meeting and Proxy Statement appear on the following pages and contain details of the business to be conducted at the Annual Meeting.

     It is important that you promptly sign and return the enclosed proxy card for the annual election of Trustees.

     We appreciate your attention to this important action and look forward to seeing you at our Annual Meeting.



                                 Sincerely,



                                 DONALD G. PARDUS
                                 Chairman of the Board

                [LETTERHEAD OF EASTERN UTILITIES APPEARS HERE]


                           NOTICE OF ANNUAL MEETING



                                                                  March 27, 1995

To Our Shareholders:

     Notice is hereby given that the Annual Meeting of the Shareholders of Eastern Utilities Associates, a voluntary association formed under a Declaration of Trust dated April 2, 1928, as amended, will be held in the Enterprise Room on the 5th floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, on Monday, May 15, 1995, at 9:30 a.m., for the following purposes:

     1.  To elect eleven (11) Trustees of the Association for the ensuing year.

     2. To transact such other business as may properly come before the meeting.

     Only Common Shareholders of record on the transfer books of the Association at the close of business March 17, 1995 will be entitled to vote at the meeting of which notice is hereby given and at any and all adjournments thereof. In the election of Trustees, the holders of common shares have the right of cumulative voting as provided in Article 28 of the Declaration of Trust, as amended.

     You are urged to sign, date and return the enclosed proxy at your earliest convenience to The First National Bank of Boston, Shareholder Services Division, Post Office Box 1878, Boston, Massachusetts 02105. An envelope is enclosed for that purpose.

     You are invited to be present at the meeting and in the event you do attend, any proxy previously signed may be revoked and your shares voted in person at the meeting.

                                  By Order of the Trustees,



                                  WILLIAM F. O'CONNOR, Secretary

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                                 May 15, 1995


                                                                  March 27, 1995

     The accompanying proxy is solicited on behalf of the Trustees of Eastern Utilities Associates for use at the Annual Meeting of the Shareholders to be held in the Enterprise Room on the 5th floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, on Monday, May 15, 1995 for the purposes set forth in the foregoing Notice of Annual Meeting and at any and all adjournments thereof.

     The person giving such a proxy may revoke it at any time before it is voted, by a later dated proxy delivered pursuant to this solicitation, by other written revocation received by the Secretary, or by oral revocation in person at the meeting.

     An Annual Report, including financial statements, accompanies this statement.

     There are outstanding 20,061,508 common shares, the holders of which are entitled, for each share held of record at the close of business on March 17, 1995, to one vote per share in person or by proxy, on all matters acted on at the meeting, except that, as provided in Article 28 of the Declaration of Trust, as amended, the election of Trustees will be by cumulative voting, namely, each holder of common shares will be entitled to as many votes as will equal the number of his shares multiplied by the number of Trustees to be elected, and he may cast all of such votes in person or by proxy for a single candidate or distribute them among any two or more candidates as he shall elect. The only candidates eligible for election as Trustees will be those who have been nominated by notice given in writing to the Secretary at least twenty-four (24) hours prior to the time fixed for the calling to order of the meeting at which the vote is to be taken.

     The Association's Declaration of Trust provides that a quorum for the meeting shall consist of the representation in person or by proxy at the meeting of shareholders entitled to a majority or more of the votes that could be cast at the meeting. The election of Trustees is by plurality vote, such that the 11 nominees with the highest vote totals will be elected. Withheld votes as to a particular nominee affect vote totals for that nominee. Broker non-votes will not affect the outcome of the election. If an individual has signed a proxy card but has not voted on a particular matter, such proxy will be voted in favor of management's recommendation with respect to such matter in accordance with the discretion granted to the proxies.

              ELECTION OF TRUSTEES AND OWNERSHIP OF COMMON SHARES

     It is proposed to elect eleven (11) Trustees to serve for the ensuing year until the next Annual Meeting of the Shareholders or until succeeding Trustees have been chosen and qualified. Unless a contrary specification is made in the accompanying form of proxy, the persons named in it, including any substitutes, will vote such proxy for the nominees in the following list, or for the election as Trustees of such other nominees as may be approved by a majority of the Trustees if, for any reason, any of the nominees are unable to serve, or in their discretion will cast cumulatively among any number of such nominees any or all votes represented by proxies in which they are named.

     All of the nominees in the following table are at present Trustees of the Association and were, with the exception of Jacek Makowski, elected to their present term of office at the Annual Meeting of Shareholders held on May 16, 1994. Mr. Makowski was elected by the Trustees on February 21, 1995, to be effective March 22, 1995, to fill the vacancy caused by the retirement of John F.G. Eichorn, Jr. Mr. Makowski has been Chairman and Chief Executive Officer of
J. Makowski Company, Inc., for more than five years.

     Each of the other nominees has served in the capacity indicated in the list for more than five years, with the exceptions of Russell A. Boss, who was Chief Operating Officer of A.T. Cross Company until April 1993; Donald G. Pardus, who was elected Chairman of the Board of Trustees of the Association in June 1990 and was designated Chief Executive Officer of the Association in April 1989 and served as President of the Association until June 1990; and John R. Stevens who was elected to the position of President of the Association in June 1990 and was designated Chief Operating Officer of the Association in January 1990 and served as Senior Executive Vice President from January 1990 to June 1990.

     In addition to their principal occupations in the table below, the nominees are trustees or directors of publicly held companies as follows: Mr. Boss is a Director of A.T. Cross Company and Brown & Sharpe Manufacturing Co.; Mr. Choquette is a Director of Fleet Financial Group and Carlisle Companies, Inc.; Mr. Freeman is a Trustee or Director of Providence Journal Company, Amica Mutual Insurance Company, Amica Life Insurance Company and of thirteen of the registered mutual funds for which Scudder, Stevens & Clark is investment advisor; Mr. Liebenow is a Director of Quaker Fabric Corporation; Mr. Marple is a Trustee of thirteen of the registered mutual funds for which Scudder, Stevens & Clark is investment advisor; Ms. Stapleton is a Director of Colonial Gas Company; and Mr. Thorndike is a Director of Courier Corporation, Data General Corporation, Providence Journal Company and Bradley Real Estate Inc.
and a Trustee of the Putnam Funds. In February 1994, Mr. Thorndike accepted appointment as a successor trustee of private trusts in which he has no beneficial interest, and concurrently became, serving until October 1994, Chairman of the Board of two privately owned corporations controlled by such trusts that filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code in August 1994.

     Various Trustees also are directors of subsidiaries of the Association having registered securities outstanding as follows: Mr. Freeman, Blackstone Valley Electric Company; Mr. Pardus, Blackstone Valley Electric Company and Eastern Edison Company; and Mr. Stevens, Blackstone Valley Electric Company and Eastern Edison Company.

     The table below also sets forth the information concerning beneficial ownership by the nominees, by each of the executive officers named in the Summary Compensation Table on page 5 and by all Trustees and executive officers as a group.

                                                                                                      Common
                                                                                                  Shares of the
                                                                                                   Association
                                                                                                   Beneficially
                                Age at                                                               Owned at
                             December 31,                                              Trustee      January 6,
      Name                      1994               Principal Occupation                Since          1995(a)
Russell A. Boss (A,P)            56         President and Chief Executive Officer,      1989         1,000(b)
                                              A.T. Cross Company (writing
                                              instruments manufacturer), Lincoln
                                              Rhode Island
Richard M. Burns                 57         Comptroller of the Association               --          1,963(c)
Paul J. Choquette, Jr. (A,P)     56         President of Gilbane Building               1992           805
                                              Company (building construction),
                                              Providence, Rhode Island
Peter S. Damon, (F,P)            59         President and Chief Executive Officer       1991           650(d)
                                              Bank of Newport, Newport Rhode
                                              Island
Peter B. Freeman (A,C)           62         Corporate Director and Trustee,             1979         2,344
                                              Providence, Rhode Island
Arthur A. Hatch                  64         Executive Vice President of the              --          7,740(c)
                                              Association
Larry A. Liebenow (A,F)          51         President and Chief Executive Officer       1994         1,000
                                              of Quaker Fabric Corporation
                                              (upholstery manufacturer), Fall
                                              River, Massachusetts
Wesley W. Marple. Jr. (C,P)      62         Professor of Business Administration        1976         1,885(e)
                                              Northeastern University, Boston,
                                              Massachusetts
Jacek Makowski (F,P)             64         Chairman and Chief Executive                1995           --
                                              Officer of J. Makowski Company,
                                              Inc., (power supply ventures),
                                              Boston, Massachusetts
Donald G. Pardus                 54         Chairman of the Board of Trustees           1982        23,558(c)
                                              and Chief Executive Officer of the
                                              Association
Robert G. Powderly               47         Executive Vice President of the              --          5,936(c)
                                              Association
Margaret M. Stapleton (C,F)      58         Vice President, John Hancock Mutual         1977         1,238
                                              Life Insurance Company, Boston,
                                              Massachusetts
John R. Stevens                  54         President and Chief Operating Officer       1990        13,372(c)
                                              of the Association
W. Nicholas Thorndike (C,F)      61         Corporate Director and Trustee,             1991         2,042
                                              Brookline, Massachusetts
Trustees and executive
   officers as a group.....                                                                         70,266(f)

- ----------------
(A), (C), (F), and (P) indicate member of Audit, Compensation and Nominating, Finance or Pension Trust Committees, respectively.

(a) Unless otherwise indicated, beneficial ownership is based on sole investment and voting power. Each nominee's ownership represents less than two-tenths of one percent of the outstanding common shares of the Association.
(b) In addition, Mr. Boss owns 5 shares of Blackstone Valley Electric Company's 4.25% Preferred Stock.
(c) Jointly owned with spouse except for 221, 2,139, 4,065, 1,241 and 1,336 shares held under the Association's Employees' Savings Plan for Messrs. Burns, Hatch, Pardus, Powderly and Stevens, respectively, as to which each has voting power, and 1,687, 4,083, 10,307, 3,919 and 8,098 shares held under the Eastern Utilities Associates Restricted Stock Plan by Messrs. Burns, Hatch, Pardus, Powderly and Stevens, respectively, as to which

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

      each has voting power. Also included are 55, 1,257, 1,515 and 634 shares individually owned by Messrs. Burns, Hatch, Pardus and Powderly.
(d)   Jointly owned with spouse.
(e) In addition, Mr. Marple's spouse owns 197 common shares. Mr. Marple disclaims any beneficial interest in such shares.
(f) Represents less than four-tenths of one percent of total outstanding common shares.

     The Association was informed by statements filed on Schedule 13G and 13D that the groups listed in the table below were the beneficial owners of 5% or more of the Association's outstanding common shares. The table sets forth information concerning such ownership as of December 31, 1994.

                                                                             Amount of               % of
                              Name and Address of                       Outstanding Shares        Outstanding
                               Beneficial Owner                         Beneficially Owned       Common Shares
                        -------------------------------              ------------------------ -------------------
                        Capital Research and Management
                                Company(1)..............                    1,280,000                6.4
                          333 South Hope Street
                          Los Angeles, CA 90071
                        Ballantine Capital Management,
                          Inc. .........................                    1,134,600                5.7
                          10 Avon Meadow Lane
                          Avon, CT 06001

- -------------------

(1) Sole dispositive power; no power to direct the vote of the shares listed.

                      COMPENSATION AND OTHER TRANSACTIONS
                          Summary Compensation Table

     Information is set out below as to compensation paid by the Association and its subsidiaries for the years 1992, 1993 and 1994, to each of the five highest paid executive officers of the Association whose aggregate cash compensation for 1994 exceeded $100,000.

                                                                                                Long Term
                                                        Annual Compensation                    Compensation
                                             -----------------------------------------------   ------------
                                                                                 Other         Restricted
                                             Fiscal              Incentive      Annual           Stock        All Other
Name and Principal Position                   Year     Salary      Bonus     Compensation(1)   Awards(2)    Compensation(3)
- ---------------------------                  ------    ------    ---------   ---------------   ----------   ---------------
Donald G. Pardus
  Chairman and Chief Executive
  Officer.................................     1994    $390,025    $100,000     $ 13,083       $    --       $9,750
                                               1993     375,025     137,500        8,444            --        8,438
                                               1992     350,025     100,000        7,795       210,000        7,000
John R. Stevens
  President and Chief Operating
  Officer.................................     1994    $300,025    $ 80,000     $ 13,475       $    --       $7,500
                                               1993     275,025     107,500       12,071            --        6,188
                                               1992     253,025      90,000       10,441       165,000        5,060
Arthur A. Hatch
  Executive Vice President................     1994    $213,025    $ 50,872     $ 12,194       $    --       $5,325
                                               1993     198,025      56,677        9,132            --        4,455
                                               1992     186,025      35,433        6,157        82,376        3,720
Robert G. Powderly
  Executive Vice President................     1994    $156,025    $ 40,999     $  8,350       $    --       $3,900
                                               1993     143,025      44,559        8,710            --        3,218
                                               1992     122,825      24,194        9,241        66,606        2,456
Richard M. Burns
  Comptroller.............................     1994    $130,025    $ 22,005     $     --       $    --       $3,245
                                               1993     125,025      25,621           --            --        2,188
                                               1992     117,125      35,000(4)        --        34,373        1,186

                                                                                          (Footnotes on following page)


(Footnotes for preceding page.)


- -----------------------------
(1) Represents amount reimbursed for tax liability accruing as a result of personal use of company-owned automobiles.
(2) Aggregate amount and value (including the value reflected in the table under "Restricted Stock Awards") of shares held under the Association's Restricted Stock Plan to the officers listed above are as follows; Mr. Pardus, 10,307 shares, $210,000; Mr. Stevens, 8,098 shares. $165,000; Mr. Hatch, 4,083 shares, $82,376; Mr. Powderly, 3,919 shares, $87,120; and Mr. Burns, 1,687 shares, $34,373. Dividends are paid on these shares.
(3) Contributions made under the Association's Employees' Savings Plan.
(4) Includes a bonus received by Mr. Burns in addition to his 1992 Incentive Plan Bonus for extraordinary effort during the year.



     The Employees' Retirement Plan of Eastern Utilities Associates and its subsidiary companies (the "Plan") is a tax-qualified defined benefit plan available to employees who have completed one year of service and have attained the age of twenty-one. All of the officers referred to in the Summary Compensation Table above participate in the Plan. Trustees who are not also employees of the Association and its subsidiaries (the "EUA System") are not covered by the Plan. The benefits of participants become fully vested after five years of service. Annual lifetime benefits are determined under formulas applicable to all employees, regardless of position, and the amounts depend on length of credited service and salaries prior to retirement. Benefits are equal to one and six tenths percent of salaries (averaged over the four years preceding retirement) for each year of credited service up to thirty-five, reduced for each year by one and two tenths percent of the participants' estimated age sixty-five Social Security benefit, plus seventy-five hundredths percent of salaries for each year of credited service in excess of thirty-five years up to the Plan maximum of forty years.

     Any contributions to provide benefits under the Plan are made by the EUA System in amounts determined by the Plan's actuaries to meet the funding standards established by the Employee Retirement Income Security Act of 1974. Any contributions are actuarially determined and cannot appropriately be allocated to individual participants. The annual benefits shown in the table below are straight life annuity amounts, without reduction for primary Social Security benefits as described above. Federal law limits the annual benefits payable from qualified pension plans in the form of a life annuity, after reduction for Social Security benefits, to $118,800 plus adjustments for increases in the cost of living. The number of years of service credited at present under the Plan to Mssrs. Pardus, Stevens, Hatch, Powderly and Burns are thirty-two, twenty-nine, forty, fifteen and nineteen, respectively.



                              PENSION PLAN TABLE


Average Annual
    Salary                                                      Years of Service
- ------------------            ------------------------------------------------------------------------------
                                   15            20           25            30            35            40
$100,000...................   $  24,000     $  32,000    $  40,000     $  48,000     $  56,000     $  59,750
 200,000...................      48,000        64,000       80,000        96,000       112,000       119,500
 300,000...................      72,000        96,000      120,000       144,000       168,000       179,250
 400,000...................      96,000       128,000      160,000       192,000       224,000       239,000
 500,000...................     120,000       160,000      200,000       240,000       280,000       298,750
 600,000...................     144,000       192,000      240,000       288,000       336,000       358,500



     The Association has a non-qualified supplemental retirement plan for certain officers of the Association and its subsidiaries. This plan provides for the annual payment of supplemental retirement benefits equal to 25% of the officer's base salary when he retires, for a period of fifteen (15) years following the date of retirement. In addition, in the event of the death of the participant prior to retirement an amount equal to 200% of the officer's base salary at that time will be paid to his beneficiary. The Association, through its subsidiary, EUA Service Corporation, maintains life insurance on the participants to fund, in whole or in part, its future liabilities under the plan, and that Corporation is the owner and beneficiary of all such life insurance. Any amounts not covered by insurance will be paid out of other funds available to the EUA System. In the event of a change in control of the Association, a trust fund will be established by the Association to ensure the performance of its payment obligations under the supplemental retirement plan.


     The Association maintains a non-qualified, unfunded Retirement and Savings Restoration Plan (the "Restoration Plan"). The purpose of the Restoration Plan is to restore benefits under the qualified plans' formulas which can not be paid from, or into, the qualified plan trusts due to federal limitations on either earnings, contributions or benefits. Payments or contributions which exceed the applicable federal limitations are made outside the qualified plans in the same manner and under the same conditions as are applicable to benefits payable from, or contributions payable to, the qualified plans. In the event of a change in control of the Association, a trust fund will be established by the Association to ensure the performance of its payment obligations under the Restoration Plan.


Change-In-Control Arrangements

     Severance agreements with all executive officers of the Association provide that an officer's rate of compensation, benefits, position, responsibilities and other conditions of employment will not be reduced during the term of the agreement, which is thirty-six months commencing upon the date on which a Change in Control, as defined in the agreements, of the Association occurs. If within thirty-six months after a Change in Control the officer's employment is terminated for any reason other than Cause, as defined in the agreements, the Association will, subject to certain limitations to comply with provisions of the Internal Revenue Code, pay the officer within five business days a lump-sum cash amount equal to three times the present value of such officer's annualized total compensation, continue or vest certain fringe benefits and common share grants, and reimburse legal fees and expenses incurred as a result of the termination or to enforce the provisions of the severance agreement. If the officer leaves the employ of the Association or a subsidiary following a reduction in his position, compensation, responsibilities, authority or other benefits existing prior to the Change in Control, or suffers a relocation of regular employment of more than fifty miles, such departure will be deemed to be a termination for reasons other than Cause.


Compensation of Trustees

     Each non-management Trustee of the Association receives, as a standard arrangement, a retainer fee for all services as a Trustee in the amount of $14,000 annually, with an additional $750 fee for each Trustees' or Committee meeting attended. Upon leaving the Board, each non-management Trustee who has attained the age of sixty and who has served as a member of the Board of Trustees for at least five years is entitled to an annual amount, equal to the then current annual retainer paid to active Trustees, for as many full years as that Trustee has served as a Trustee. In the event of a change in control of the Association, a trust fund will be established by the Association to ensure the performance of its payment obligations under this retirement plan.

              REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE
                     ON COMPENSATION OF EXECUTIVE OFFICERS

     The compensation philosophy of the Board of Trustees' Compensation and Nominating Committee (the "Committee") and the Association is to be competitive with prevailing utility industry compensation norms when satisfactory results are achieved and surpass market norms when exceptional results are reached. (Since the total compensation for any executive is still significantly below the $1 million threshold at which tax deductions are limited under the Internal Revenue Code, the Committee has not had to address issues relative thereto.)

     Compensation of executive officers, including the Chief Executive Officer ("CEO"), is a mix of three components, base salary, annual cash incentives and long-term incentives ("Stock Grants"). In recent years, the Association has moved toward linking a greater percentage of compensation to the overall performance of the Association through the use of annual cash incentives and Stock Grants.

Base Salary

     The Committee, working with an independent compensation consultant, annually reviews the base salary of the CEO and the four other executive officers named in the Summary Compensation Table on page 5. Each executive officer, including those named above, is assigned a salary range which is established using compensation data for comparable executive officer positions in other utilities. These other utilities: 1) generally have the same level of annual revenue as the Association; 2) operate in generally the same geographic area as the Association; and 3) have other characteristics similar to the Association. None of the comparative utilities are included in the Standard & Poor's 24 Electric Power Utility Index ("S&P 24 Electric Utilities Index") because their level of annual revenue is less than those utilities included in that Index.

     Each salary range has a minimum amount, a position value (reasonably equivalent to market value) and an excess amount which is 10% above the position value. Base salary is limited to no more than the excess amount. Although no specific measure of corporate performance is used in determining base salary, the Committee sets the base salaries for each of the officers listed in the Summary Compensation Table after considering all of the following factors: 1) the financial and operational performance of the Association; 2) observed individual performance; 3) time in current position; 4) existing base salary relative to position value; and, 5) except for the CEO, input of the CEO. Generally, the base salary of the CEO and the four other officers approximates the averages for similar positions in the comparable utilities described above. Salary increases for 1994 were based on the five factors outlined above.

Annual Cash Incentives

     The Association has had an Annual Cash Incentive Plan since 1987. The 1994 version of the Plan applicable to executives, other than the CEO and COO, contained two Performance Objectives which were approved by the Committee in early 1994. One Objective measures Earnings Per Average Common Shares against a target and the other measures the Cost of Service Per Customer against a peer group of 20 New England utilities. Each Performance Objective represents 40% of the total objectives. The targets for both Performance Objectives were exceeded in 1994.

     With respect to the peer group of 20 New England utilities, none are included in the S&P 24 Electric Utilities Index. The peer group used to measure the Cost of Service Per Customer was selected because it includes virtually all of the electric utilities located in the same geographic area as the Association (New England).

     The remaining 20% of the total Objective was discretionary. Each officer had several individual goals which formed the primary basis for determining the level of their individual awards.

     The Committee also considers and sets Annual Cash Incentive Awards to the CEO and the COO. A portion of their 1994 Cash Incentive Award was determined using the same Performance Objectives described above (Earnings Per Average Common Share (20% weight) and Cost of Service Per Customer (20% weight). An additional Performance Objective of Total Return Versus the S&P 24 Electric Utilities Index (20% weight) was also utilized for the CEO and COO. The targets for the Earnings Per Average Common Share and Cost of Service Per Customer were exceeded in 1994. The threshold for Total Return Versus the S&P 24 Electric Utilities Index was not met and no award was paid for that Objective.

     The remaining 40% in Cash Incentive Awards is discretionary. In determining the level of discretionary awards to the CEO and COO, significant weight was given to performance measured against a series of seven goals which were designed to measure financial and operating performance. Goals for 1994 related to Return on Average Common Equity, Price/Earnings Ratio, Earnings Contribution from EUA Cogenex, and four Qualitative measures. Five of the seven goals were met in 1994. Goals with respect to Price/Earnings Ratio and Earnings Contribution from EUA Cogenex were not met. In all other cases, the goals were met or exceeded. The 1994 Cash Incentive Awards to the CEO and COO are reflected in the Summary Compensation Table on page 5 under "Annual Compensation-Incentive Bonus".

Long-Term Incentives (Stock Plan)

     The Association established a restricted stock grant plan in 1989 which, as amended since then, is now the Eastern Utilities Associates Restricted Stock Plan. The purpose of the plan is to assist the Association in securing, retaining and motivating key executives and to recognize their efforts on behalf of the Association through awards of common shares of the Association. Such grants may be awarded every third year and the currently outstanding awards vest on the fifth anniversary of the date of the grant if the executive has continued in the employment of the Association through that date. No awards were made in 1994 to any of the executives listed in the Summary Compensation Table on page 5.


                                 COMPENSATION AND
                                 NOMINATING COMMITTEE
                                 Peter B. Freeman        Margaret M. Stapleton

                                 Wesley W. Marple, Jr.   W. Nicholas Thorndike



                          CORPORATE PERFORMANCE GRAPH

     The following table compares total shareholder returns over the last five fiscal years to the Standard & Poors 500 Stock Index ("S&P 500") and the Standard & Poors 24 Electric Power Utility Index ("S&P 24 Electric Utilities"). Total return values for the S&P 500, S&P 24 Electric Utilities and Eastern Utilities Associated were calculated based on cumulative total return values assuming reinvestment of dividends.



                         [GRAPH APPEARS HERE]

                                                           S & P
                                Eastern                     500
Measurement period               Utils         S & P     ELECTRIC
(Fiscal Year Covered)            Assoc.         500      COMPANIES
- ---------------------           --------     --------    ---------
Measurement PT -
12/89                           $ 100        $ 100       $ 100

FYE 12/90                       $  62        $  97       $ 103
FYE 12/91                       $  57        $ 126       $ 134
FYE 12/92                       $  73        $ 136       $ 141
FYE 12/93                       $  87        $ 150       $ 159
FYE 12/94                       $  73        $ 152       $ 138


     THE FOREGOING REPORT OF THE COMMITTEE AND THE CORPORATE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                                  COMMITTEES

     In addition to eleven meetings of the Trustees, meetings were held in 1994 of each of the four standing Committees of the Association: Audit Committee
(two); Compensation and Nominating Committee (two); Finance Committee (four); and Pension Trust Committee (four). Each of the Trustees attended at least 75% of the total number of meetings of the Trustees and of Committees on which he or she served. All members of the Committees are non-management Trustees; the Chief Executive Officer of the Association serves as Secretary of each Committee.

     The general function of each standing Committee is outlined below.

     The Audit Committee recommends the selection or retention of independent auditors, consults with them with respect to the plan of audit, reviews with them their audit report and consults with them and with the Association's internal audit staff as to the adequacy of internal controls.

     The Finance Committee monitors and reviews financial matters, including financial forecasts. It makes recommendations to the Trustees with respect to changes in dividend policy, the capital structures of the Association and of its subsidiaries, and other financial issues.

     The Pension Trust Committee reviews recommendations as to amendments to the Retirement Plan and the Employees' Savings Plan, monitors the performance of the investment managers for each plan's trust fund, determines overall objectives of the trust funds, reviews the annual actuarial report, reviews the appropriateness of certain actuarial assumptions and makes recommendations to the Trustees.

     The Compensation and Nominating Committee reviews the compensation of the Chairman, the President, the Executive Vice Presidents and the Comptroller and the amount of fees to be paid to Trustees, monitors the Executive Incentive Plan and the Restricted Stock Plan, considers candidates (including candidates recommended by Shareholders) to fill vacancies among the Trustees, reviews membership on Committees of the Trustees and makes recommendations to the Trustees. Shareholder recommendations should be submitted in writing to the Chairman or the Secretary of the Association. This Committee would recommend a successor to the Chief Executive Officer if that office became vacant and would also deliberate on any plan in which officers or Trustees as a class would be eligible to receive any additional compensation or related benefit such as deferred compensation or stock options. All members are non-employee Trustees and none has any direct or indirect material interest in or relationship with the Association outside of his or her position as Trustee.


                                   AUDITORS

     Coopers & Lybrand L.L.P., Certified Public Accountants, are the Association's auditors. Audit services of Coopers & Lybrand L.L.P. for 1994 included the examination, reporting and certification of the consolidated financial statements of the Association contained in the Annual Report to Shareholders and services related to certain filings with the Securities and Exchange Commission.

     Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to answer appropriate questions.

                                 OTHER MATTERS

     Management does not intend to bring before the meeting any matters other than those specified and has no knowledge of any other matters which may be brought up by other persons. However, if any other matters not now known properly come before the meeting or any adjournment thereof, the persons named in the enclosed form of proxy, including any substitutes, are expected to vote said proxy in accordance with their judgment on such matters.


                                   EXPENSES

     The expenses in connection with the solicitation of the enclosed form of proxy will be borne by the Association. In order to obtain the requisite quorum at the Annual Meeting, it may be necessary to solicit proxies by telephone, telegraph or personal interview. The Association does not expect to pay any compensation for the solicitation of proxies, but will pay brokers and other persons holding shares in their names of nominees their expenses, nominal in amount, for sending proxy material to principals and obtaining their proxies.


                            SHAREHOLDER PROPOSALS

     The 1996 Annual Meeting of Shareholders is tentatively scheduled to be held on or about May 14, 1996. Proposals of Shareholders intended to be presented at the meeting must be received by the Association on or before November 27, 1995.


THE ASSOCIATION WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL YEAR 1994 UPON WRITTEN REQUEST TO CLIFFORD J. HEBERT, JR., TREASURER, EASTERN UTILITIES ASSOCIATES, P.O. BOX 2333, BOSTON, MASSACHUSETTS 02107.

                         EASTERN UTILITIES ASSOCIATES

               This Proxy is Solicited on Behalf of the Trustees

P
R         The undersigned hereby constitutes and appoints Peter B. Freeman,
O    Donald G. Pardus and John R. Stevens, or any one or more of them, as
X    Attorney, with full power of substitution and revocation, to appear and
Y vote all common shares of Eastern Utilities Associates standing in the name of the undersigned at the close of business on March 17, 1995, with all the powers which the undersigned would possess if then and there present, at the Annual Meeting of the Shareholders of the Association to be held in the Enterprise Room on the 5th floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, on Monday, May 15, 1995 at 9:30 A.M., and at any and all adjournments thereof, and especially (but without limiting the general authorization hereby given) to vote at said Annual Meeting (1) to elect Trustees, as provided in the Proxy Statement and in accordance with any specification made on the back hereof, and (2) with discretionary authority with respect to any other matters which may properly come before the meeting, hereby revoking any and all proxies heretofore given by the undersigned with respect to such shares.

                                                             -----------
                                                             SEE REVERSE
      (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)              SIDE
                                                             -----------

[X] Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all of the nominees listed below.

1. Election of Trustees.

Nominees: R.A. Boss, P.J. Choquette, Jr.,
P.S. Damon, J. Makowski, P.B. Freeman,
L.A. Liebenow, W.W. Marple, Jr., D.G. Pardus,   PLEASE MARK, SIGN, DATE AND
M.M. Stapleton, J.R. Stevens, W.N. Thorndike    RETURN THE PROXY CARD PROMPTLY
                                                USING THE ENCLOSED ENVELOPE.
    FOR                     WITHHELD
    all    [_]       [_]    from all
  nominees                  nominees            Please sign exactly as your name
                                                appears. When shares are held by
                                                joint tenants, both should sign.
                                                When signing as attorney,
                                                executor, administrator, trustee
                                                or guardian, please give full
                                                title as such. If a corporation,
                                                please sign in full corporate
- ----------------------------------------        name by President or other
Withhold vote from the nominees that            authorized officer. If a
I/We have written on the above line,            partnership, please sign in
or cumulate votes as I/We have instructed       partnership name by authorized
on the above line                               person.

                                                   MARK HERE      [_]
                                                  FOR ADDRESS
                                                   CHANGE AND
                                                  NOTE AT LEFT

                                                Signature:             Date
                                                          -------------    ----
                                                Signature:             Date
                                                          -------------    ----